                                AMENDMENT NO. 1

                                       TO

                       MANAGEMENT SUBSCRIPTION AGREEMENT


         THIS AMENDMENT NO. 1 TO MANAGEMENT SUBSCRIPTION AGREEMENT (this "Amendment No. 1") is dated as of November __, 1996, by and among AmeriKing, Inc., a Delaware corporation (the "Company") and the persons whose names appear on the signature pages hereto (collectively, the "Stockholders").

                              W I T N E S S E T H

         WHEREAS, the Company and the Stockholders entered into a Management Subscription Agreement, dated as of September 1, 1994 (the "Management Subscription Agreement"), pursuant to which the Stockholders subscribed for the purchase of certain securities of the Company, including shares of common stock of the Company; and

         WHEREAS, pursuant to the terms of the Recapitalization Agreement, of even date herewith, by and among the Company and the stockholders of the Company who appear on the signature pages thereto, (i) the existing classes of common stock have been reclassified and (ii) the reclassified common stock has been split 1,000-to-1; and

         WHEREAS, the Company and the Stockholders each acknowledge that they will benefit and desire to amend the Management Subscription Agreement in accordance with the terms of this Amendment No. 1.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                               A G R E E M E N T

         SECTION 1. Amendment.  Effective as of the date hereof,
Section 1 of the Management Subscription Agreement shall be deleted in its entirety and replaced with the following:

                  1. Stock Subscriptions.

                           (a) Each Stockholder herewith subscribes for the number of shares set forth opposite Stockholder's name in Exhibit 1 hereto as (i) the Company's Common Stock, $.01 par value per share, (the "Common Stock"), (ii) the Company's Class A2 Preferred Stock, $.01 par value per share, (the "Class A2 Preferred Stock"), (iii) the Company's Class B Preferred Stock, $.01 par value per share, (the "Class B Preferred Stock"), (iv) the Company's 12.75% Notes due 2004 (the "Notes"), (v) stock options, substantially in the form of Exhibit 2 hereto (the "Options") to purchase shares of Common Stock, all as more specifically described in Exhibit 1. The purchase price of the Common Stock is $.10 per share, the purchase price for the Preferred Stock is $1,000 per share and the purchase price for the Notes is the initial principal amount thereof. The Options are being allocated to the persons listed on Exhibit 1 without initial consideration. For purposes of this Agreement and as specifically set forth on Exhibit 1, the Common Stock of certain Stockholders shall be allocated in two sets. Set 1 securities shall consist of certain shares of Common Stock ("Set 1 Securities"). Set 2 securities shall consist of the Notes, Class A2 Preferred Stock and remaining shares of Common Stock acquired by such Stockholders ("Set 2 Securities"), all as set forth in detail in Exhibit 1. Notwithstanding the foregoing, the Company acknowledges and accepts that Lawrence Jaro, William Osborn, Gary Hubert and Joel Aaseby shall purchase the Securities designated as Set 1 Securities opposite their names for cash in the amounts set forth on Exhibit 1. The Company also acknowledges and accepts that the Stockholders acquiring Set 2 Securities shall receive the Set 2 Securities in exchange for the assets acquired by the Company pursuant to the Purchase and Sale Agreements, dated as of September 1, 1994, between the Company and each of the Stockholders listed on Exhibit 1 who are receiving Set 2 Securities. The Securities are denoted as Set 1 Securities and Set 2 Securities for purposes of this section and the repurchase provisions in Section 8. The Options are neither Set 1 Securities nor Set 2 Securities, and the repurchase provisions of Section 8 shall not apply to the Options.

         SECTION 2. Effect of this Amendment No. 1 on the Other Terms of the Management Consulting Agreement. Except as expressly amended and modified herein, all other terms of each of the Stahurski Option Agreement and the Vasatka Option Agreement shall remain in full force and effect as originally made and entered into by the parties thereto.

         SECTION 3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware (excluding provisions relating to choice of law).

         SECTION 4. Necessary Documents. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Agreement.

         SECTION 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

                  IN WITNESS WHEREOF, each of the undersigned has signed this
Agreement:


                                     NRE HOLDINGS, INC.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     STOCKHOLDERS:

                                     Tabor Restaurants Associates, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     Jaro Enterprises, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     Jaro Restaurants, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     JB Restaurants, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:

                                     Castleking, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     White-Osborn Restaurants, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:


                                     Osburger, Inc.


                                     By
                                        -------------------------------------
                                       Name:
                                       Title:



                                     ----------------------------------------
                                     Lawrence Jaro



                                     ----------------------------------------
                                     William Osborn



                                     ----------------------------------------
                                     Gary Hubert



                                     ----------------------------------------
                                     Joel Aaseby



                                     ----------------------------------------
                                     Donald Stahurski



                                     ----------------------------------------
                                     Scott Vasatka


                                                                                                      Exhibit 1


                                  No. of Shares                           No. of Shares                     No. of Shares
                                   of Class D                              of Class A2                        of Class B
Name                              Common Stock                           Preferred Stock                     Preferred StocK
----                      --------------------------------      --------------------------------   --------------------------------
                             Set 1              Set 2               Set 1           Set 2              Set 1              Set 2
                            Securities         Securities          Securities       Securities        Securities         Securities
                            ----------         ----------          ----------       ----------        ----------         ----------
Tabor Restaurants, Inc.        -                   8,131              -                87.00             -                  29.00

Jaro Restaurants, Inc.         -                  17,128              -               187.50             -                  62.50

Jaro Enterprises, Inc.         -                  44,366              -                90.00             -                  30.00

JB Restaurants, Inc.           -                 123,763              -               550.5              -                 183.50

Castleking, Inc.               -                  26,876              -               187.5              -                  62.50

White-Osborn Restaurants       -                  33,363              -                97.5              -                  32.50

Lawrence Jaro                    33,710           -                   -               -                  -                  -

William Osborn                   33,170           -                   -               -                  -                  -

Gary Hubert                      33,170           -                   -               -                  -                  -

Joel Aaseby                      11,240           -                   -               -                  -                  -

Don Stahurski                     5,620           -                   -               -                  -                  -

Scott Vasatka                     5,620           -                   -               -                  -                  -
                               --------          -------             ---            ----                ---                ------
Total                           123,610          253,627               0            1200                  0                400.00



                                         Subordinated
Name                                         Notes
----                                  ------------------
Tabor Restaurants, Inc.                       -

Jaro Restaurants, Inc.                        $112,000

Jaro Enterprises, Inc.                      $1,224,000

JB Restaurants, Inc.                        $2,019,000

Castleking, Inc.                              $385,769

White-Osborn Restaurants                      $659,231

Lawrence Jaro                                 -

William Osborn                                -

Gary Hubert                                   -

Joel Aaseby                                   -

Don Stahurski                                 -

Scott Vasatka                                 -
                                            ----------

Total                                       $4,400,000
